                                 EXHIBIT (14)
                                 ------------

                               POWER OF ATTORNEY

                               POWER OF ATTORNEY
                                WITH RESPECT TO
                            PFL RETIREMENT BUILDER
                           VARIABLE ANNUITY ACCOUNT

Know all men by these presents that LARRY N. NORMAN, whose signature appears below, constitutes and appoints Larry G. Brown and Craig D. Vermie, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the PFL Retirement Builder Variable Annuity Account, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                                                      /s/  Larry N. Norman
                                                      --------------------
                                                      Larry N. Norman
                                                      Executive Vice President
                                                      PFL Life Insurance Company

June 26, 1998
-------------
Date